Exhibit 99.1

Pfizer to Acquire Global Blood Therapeutics for $5.4 Billion to Enhance Presence in
Rare Hematology

Proposed acquisition drives growth by bringing leading sickle cell disease expertise, portfolio and pipeline to Pfizer with potential combined worldwide peak sales of more than $3 billion

Potential to address the full spectrum of critical needs in the underserved sickle cell community

Transaction valued at $68.50 per Global Blood Therapeutics share in cash, for a total enterprise value of approximately $5.4 billion

NEW YORK & SOUTH SAN FRANCISCO, Calif., August 8, 2022 – Pfizer Inc. (NYSE: PFE) and Global Blood Therapeutics, Inc. (GBT) (NASDAQ: GBT) today announced the companies have entered into a definitive agreement under which Pfizer will acquire GBT, a biopharmaceutical company dedicated to the discovery, development and delivery of life-changing treatments that provide hope to underserved patient communities, starting with sickle cell disease (SCD). The acquisition complements and further enhances Pfizer’s more than 30-year heritage in rare hematology and reinforces the company’s commitment to SCD by bringing expertise and a leading portfolio and pipeline with the potential to address the full spectrum of critical needs in this underserved community. Pfizer intends to continue to build on the companies’ shared commitment to and engagement with the SCD community.

Under the terms of the transaction, Pfizer will acquire all the outstanding shares of GBT for $68.50 per share in cash, for a total enterprise value of approximately $5.4 billion, including debt and net of cash acquired. The Boards of Directors of both companies have unanimously approved the transaction.

SCD is a lifelong, devastating inherited blood disorder impacting millions of people worldwide, predominantly in populations of African, Middle Eastern and South Asian descent. GBT developed Oxbryta® (voxelotor) tablets, a first-in-class medicine that directly targets the root cause of SCD. Oxbryta was approved in the United States in November 2019 and is also approved in the European Union, United Arab Emirates, Oman and Great Britain. Net sales for Oxbryta were approximately $195 million in 2021. Leveraging its global platform, Pfizer plans to accelerate distribution of GBT’s innovative treatment to parts of the world most impacted by SCD.

In addition, GBT is developing GBT021601 (GBT601), an oral, once-daily, next-generation sickle hemoglobin (HbS) polymerization inhibitor in the Phase 2 portion of a Phase 2/3 clinical study. GBT601 has the potential to be a best-in-class agent targeting improvement in both hemolysis and frequency of vaso-occlusive crisis (VOC). GBT’s promising pipeline also includes inclacumab, a fully human monoclonal antibody targeting P-selectin which is being evaluated in two Phase 3 clinical trials as a potential quarterly treatment to reduce the frequency of VOCs and to reduce hospital readmission rates due to VOCs. Both GBT601 and inclacumab have received Orphan Drug and Rare Pediatric Disease designations from the U.S. Food and Drug Administration (FDA). If approved, GBT’s pipeline and Oxbryta have the potential for an SCD franchise that could achieve combined worldwide peak sales of more than $3 billion.

“Sickle cell disease is the most common inherited blood disorder, and it disproportionately affects people of African descent. We are excited to welcome GBT colleagues into Pfizer and to work together to transform the lives of patients, as we have long sought to address the needs of this underserved community,” said Albert Bourla, Chairman and Chief Executive Officer, Pfizer. “The deep market knowledge and scientific and clinical capabilities we have built over three decades in rare hematology will enable us to accelerate innovation for the sickle cell disease community and bring these treatments to patients as quickly as possible.”

“Today is an exciting milestone that accelerates GBT’s mission to discover, develop and deliver life-changing treatments that provide hope to underserved patient communities,” said Ted W. Love, M.D., President and Chief Executive Officer, GBT. “Pfizer will broaden and amplify our impact for patients and further propel much-needed innovation and resources for the care of people with sickle cell disease and other rare diseases, including populations in limited-resource countries. We look forward to working together with Pfizer to serve our communities and advance our shared goal of improving health equity and expanding access to life-changing treatments to create a healthier future for all.”

Pfizer expects to finance the transaction with existing cash on hand. The proposed transaction is subject to customary closing conditions, including receipt of regulatory approvals and approval by GBT’s stockholders.

Due to the proposed transaction, GBT will not hold its previously scheduled conference call to discuss its second quarter 2022 financial results. The company will file its quarterly report on Form 10-Q for the quarter ending June 30, 2022 with the U.S. Securities and Exchange Commission announcing those results on August 8, 2022.

Pfizer’s financial advisors for the transaction are Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, with Wachtell, Lipton, Rosen & Katz acting as its legal advisor. GBT’s financial advisors for the transaction are J.P. Morgan Securities LLC and Centerview Partners LLC, with Cravath, Swaine & Moore LLP and Goodwin Procter LLP acting as legal advisors.

About Sickle Cell Disease
Sickle cell disease (SCD) is a lifelong, debilitating inherited blood disorder characterized by hemolytic anemia, acute pain crises and progressive end organ damage. Acute pain crisis, or vaso-occlusive crisis (VOC), occurs when sickled red blood cells irritate the lining of blood vessels and cause an inflammatory response leading to vascular occlusion, tissue ischemia and pain. Complications of SCD begin in early childhood and are associated with shortened life expectancy. Early intervention and treatment of SCD have shown potential to modify the course of this disease, reduce symptoms and events, prevent long-term organ damage, and extend life expectancy. Historically, there has been a high unmet need for therapies that address the root cause of SCD and its acute and chronic complications. While rare in developed markets, there are 4.5 million people living with SCD globally and more than 45 million people living with the SCD trait. SCD occurs particularly among those whose ancestors are from sub-Saharan Africa, though it also occurs in people of Hispanic, South Asian, Southern European and Middle Eastern ancestry.

About Oxbryta® (voxelotor)
Oxbryta (voxelotor) is an oral, once-daily therapy for patients with sickle cell disease (SCD). Oxbryta works by increasing hemoglobin’s affinity for oxygen. Since oxygenated sickle hemoglobin does not polymerize, Oxbryta inhibits sickle hemoglobin polymerization and the resultant sickling and destruction of red blood cells leading to hemolysis and hemolytic anemia, which are primary pathologies faced by every single person living with SCD. Through addressing hemolytic anemia and improving oxygen delivery throughout the body, GBT believes that Oxbryta has the potential to modify the course of SCD.

In November 2019, the FDA granted accelerated approval for Oxbryta tablets for the treatment of SCD in adults and children 12 years of age and older, and in December 2021, the FDA expanded the approved use of Oxbryta for the treatment of SCD in patients 4 years of age and older in the United States. As a condition of accelerated approval for patients ages 4 and older in the United States, GBT will continue to study Oxbryta in the HOPE-KIDS 2 Study, a post-approval confirmatory study using transcranial Doppler (TCD) flow velocity to assess the ability of the therapy to decrease stroke risk in children 2 to 14 years of age.

In recognition of the critical need for new SCD treatments, the FDA granted Oxbryta Breakthrough Therapy, Fast Track, Orphan Drug, and Rare Pediatric Disease designations for the treatment of patients with SCD. Additionally, Oxbryta received the prestigious 2021 Prix Galien USA award for “Best Biotechnology Product” from The Galien Foundation.

Oxbryta has been granted Priority Medicines (PRIME) designation from the European Medicines Agency (EMA), Oxbryta was designated by the European Commission (EC) as an orphan medicinal product for the treatment of patients with SCD, and Oxbryta was granted Promising Innovative Medicine (PIM) designation in the United Kingdom from the Medicines and Healthcare products Regulatory Agency (MHRA). In February 2022, the European Commission (EC) granted Marketing Authorization for Oxbryta for the treatment of hemolytic anemia due to SCD in adult and pediatric patients 12 years of age and older as monotherapy or in combination with hydroxycarbamide (hydroxyurea). The MHRA has granted Oxbryta marketing authorization in Great Britain for the treatment of hemolytic anemia due to SCD in adult and pediatric patients 12 years of age and older. In addition, the Ministry of Health and Prevention (MOHAP) in the United Arab Emirates (UAE) has granted marketing authorization for Oxbryta for the treatment of SCD in adults and children 12 years of age and older.

Please click here for Important Safety Information and full Prescribing Information including Patient Information for Oxbryta in the U.S.

About Pfizer: Breakthroughs That Change Patients’ Lives
At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products, including innovative medicines and vaccines. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 170 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.Pfizer.com. In addition, to learn more, please visit us on www.Pfizer.com and follow us on Twitter at @Pfizer and @Pfizer News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.

About Global Blood Therapeutics
Global Blood Therapeutics, Inc. (GBT) is a biopharmaceutical company dedicated to the discovery, development and delivery of life-changing treatments that provide hope to underserved patient communities, starting with sickle cell disease (SCD). Founded in 2011, GBT is delivering on its goal to transform the treatment and care of SCD, a lifelong, devastating inherited blood disorder. The company has introduced Oxbryta® (voxelotor), the first FDA-approved medicine that directly inhibits sickle hemoglobin (HbS) polymerization, the root cause of red blood cell sickling in SCD. GBT is also advancing its pipeline program in SCD with inclacumab, a P-selectin inhibitor in Phase 3 development to address pain crises associated with the disease, and GBT021601 (GBT601), the company’s next generation HbS polymerization inhibitor. In addition, GBT’s drug discovery teams are working on new targets to develop the next generation of treatments for SCD. To learn more, please visit www.gbt.com and follow the company on Twitter @GBT_news.

Disclosure Notice

The information contained in this release is as of August 8, 2022.

This release contains forward-looking information about Pfizer’s proposed acquisition of GBT, Oxbryta, GBT’s pipeline portfolio, including inclacumab and GBT021601 (GBT601), and potential peak sales, and expected best-in-class and growth potential, including their potential benefits, that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by GBT stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Pfizer’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or GBT’s business; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; uncertainties regarding the commercial success of Oxbryta; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for inclacumab, GBT601 or any other investigational products; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether inclacumab, GBT601 or any such other products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of inclacumab, GBT601 or any such other products; uncertainties regarding the impact of COVID-19; and competitive developments.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Pfizer and GBT described in the “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results” sections of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the U.S. Securities and Exchange Commission (the “SEC”), all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Pfizer and GBT assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Neither Pfizer nor GBT gives any assurance that it will achieve its expectations.

Additional Information and Where to Find It
In connection with the proposed transaction, GBT will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to GBT’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by GBT with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at GBT’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in GBT’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, or by contacting GBT’s Investor Relations at +1 833-428-2677.

No Offer or Solicitation
This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation
GBT and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of GBT in favor of the proposed transaction. Information about GBT’s directors and executive officers is set forth in GBT’s proxy statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2022.  Additional information concerning the interests of GBT’s participants in the solicitation, which may, in some cases, be different than those of GBT’s stockholders generally, will be set forth in GBT’s proxy statement relating to the proposed transaction when it becomes available. These documents are available free of charge at the SEC’s web site at www.sec.gov and by contacting GBT’s Investor Relations at +1 833-428-2677.

Pfizer Inc.

Media Relations:
+1 (212) 733-1226
PfizerMediaRelations@Pfizer.com

Investor Relations:
+1 (212) 733-4848
IR@Pfizer.com

GBT

Media:
Steven Immergut
+1 650-410-3258
simmergut@gbt.com

Investors:
Courtney Roberts
+1 650-351-7881
croberts@gbt.com